UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2007

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09727	13-3419202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27555 Ynez Road, Suite 330	92591
Temecula, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 587-6201

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry Into a Material Definitive Agreement

On October 17, 2007, Patient Safety Technologies, Inc. (the “Company”) sold 1,272,000 shares of its common stock (“Common Stock”) at $1.25 price per share (for a total of $1,590,000) and issued five-year warrants to purchase 763,200 shares of Common Stock (the “Warrants”) at an exercise price of $1.40 per share, pursuant to a Securities Purchase Agreement (the “Agreement”) entered into with Francis Capital Management, LLC. The investor paid $1,500,000 in cash and agreed to extinguish $90,000 in existing debt owed to it by the Company. Pursuant to the terms of the Agreement, the Company may sell up to an aggregate of $3,000,000 in common stock and warrants under the Agreement by no later than November 16, 2007.

Francis Capital Management was granted, along with other potential investors in the offering, the right to designate up to two individuals for appointment to the Company’s Board of Directors, subject to approval of the Company’s Board of Directors, which approval shall not be unreasonably withheld. In order to provide for the new Board designees, William B. Horne intends to resign from the Board of Directors.

The Company also entered into a Registration Rights Agreement with the investor in the offering, pursuant to which the Company agreed to provide customary registration rights, including “piggy back” and demand registration rights covering the shares issued under the Agreement and the shares issuable upon exercise of the Warrants.

The financing was completed through a private placement to one or more accredited investors and is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 thereunder. The shares of Common Stock, the Warrants and the shares issuable upon exercise of the Warrants have not been registered under the Securities Act or any state securities laws. Unless so registered, such securities may not be offered or sold absent an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and any applicable state securities laws.

The press release announcing the transaction is attached hereto is filed as an exhibit hereto.

The foregoing description of the transaction and material agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents which are filed as exhibits hereto.

Item 3.02.	Unregistered Sales of Equity Securities

The information called for by this item is contained in Item 1.01 above, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information called for by this item is contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Securities Purchase Agreement
99.2	Registration Rights Agreement
99.3	Form of Warrant
99.4	Press Release, dated October 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Date: October 22, 2007	By:	/s/ William B. Horne
Name: William B. Horne
Title: Chief Executive Officer